Exhibit 10.4

MOTIVE, INC.

STOCK OPTION TERMINATION AGREEMENT

This Stock Option Termination Agreement is made and entered into as of June 16, 2008, by and between Motive, Inc., a Delaware corporation (the “Company”), and each of the undersigned individuals (individually, an “Optionee,” and collectively, the “Optionees”).

WHEREAS, each Optionee is the holder of the non-qualified stock options to purchase shares of the Company’s common stock set forth opposite his or her name on Annex A hereto (collectively, the “Options”), such Options having (i) the strike price(s), (ii) the grant date(s), and (iii) been granted under the Company Option Plans (as defined in the Merger Agreement identified below), all as also set forth on Annex A hereto; and

WHEREAS, each Optionee desires not to exercise the Options held thereby because the strike price thereof is greater than the tender offer price contemplated in the Merger Agreement referred to below, and thus each Optionee desires to terminate and extinguish the Options held thereby, and all of his or her respective rights and obligations in respect thereof, effective upon consummation of the tender offer (the “Tender Offer”) contemplated by that certain Agreement and Plan of Merger dated as of June 16, 2008 (the “Merger Agreement”), by and among Lucent Technologies Inc. (“Parent”), Magic Acquisition Subsidiary Inc. (“Merger Sub”) and the Company;

NOW, THEREFORE, each Optionee does hereby terminate, waive and relinquish any and all rights he or she may have with respect to the Options held thereby, including any rights arising under the applicable stock option plan, any agreement, document or communication evidencing such Options, or otherwise, and does hereby release and discharge the Company and its successors and assigns from any and all claims in respect thereof, conditioned, however, on the consummation of the Tender Offer; and the Company does, by its duly authorized representative, hereby accept such termination, waiver, relinquishment and release. Furthermore, each Optionee hereby acknowledges that, as of the date hereof, none of the Options held thereby have been exercised, and each Optionee hereby agrees not to exercise any Options held thereby until and unless this Stock Option Termination Agreement is terminated in the manner provided herein. If for any reason (i) the Company shall terminate the Merger

Agreement, or (ii) Parent and Merger Sub shall terminate the Merger Agreement or fail to consummate the Tender Offer after the satisfaction or waiver of all conditions thereto, then in each such case this Stock Option Termination Agreement shall thereupon immediately terminate as to all parties hereto and become void and of no further force or effect.

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IN WITNESS WHEREOF, the Company and each Optionee have caused this Stock Option Termination Agreement to be executed as of the date first set forth above.

MOTIVE, INC.

	By:	/s/ Alfred Mockett
Alfred Mockett
Chief Executive Officer

OPTIONEES:

/s/ Jack Greenberg		/s/ Mike Fitzpatrick
Jack Greenberg		Mike Fitzpatrick

/s/ Richard Hanna		/s/ Tom Meredith
Richard Hanna		Tom Meredith

/s/ Virginia Gambale		/s/ Mike Maples
Virginia Gambale		Mike Maples

/s/ Dave Sikora
Dave Sikora

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